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Exhibit 99.1

Media Contact:                                 Investor Contact:
Samantha Moore                                 Tara Calhoun
Group Manager, Public Relations                Sr. Director, Investor Relations
(650) 385-5259                                 (650) 385-5059
smoore@informatica.com                         tcalhoun@informatica.com

           INFORMATICA REPORTS FIRST QUARTER REVENUES OF $48.5 MILLION
                        AND INCREASED GAAP PROFITABILITY

REDWOOD CITY, Calif., April 24, 2003 -- Informatica Corporation (NASDAQ: INFA), the leading provider of business analytics software, today announced financial results for the first quarter ended March 31, 2003.

         Revenues for the first quarter of 2003 were $48.5 million, consistent with the first quarter of 2002. Net income for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $1.2 million or $0.01 per share, compared to a net loss of $0.2 million or $0.00 per share recorded in the first quarter of 2002.

         "Despite persistent economic uncertainty, Informatica continued to execute and innovate this quarter," said Gaurav Dhillon, president and CEO of Informatica. "By adding customers, shipping new products, cutting costs and continuing to generate cash, Informatica again demonstrated its commitment to building a strong, profitable business."

         Significant milestones achieved in the first quarter of 2003 included:

    - SIGNED REPEAT BUSINESS WITH 119 CUSTOMERS. Customers continue to derive value from their investment in Informatica solutions. Repeat customers include AT&T Wireless, BBC, British Airways, Campbell Soup, Churchill Insurance Group, DaimlerChrysler AG, Defense Logistics Agency, Genentech, Johnson & Johnson, Lockheed Martin, National Security Agency
         (NSA), Pfizer, U.S. Food & Drug Administration (FDA) and Toyota USA.

    - SIGNED 42 NEW CUSTOMERS. Informatica increased its customer base this quarter to 1,752 companies. New customers include Air New Zealand, Alliant, Chicago Board of Trade, FORTIS USA, General Services Administration (GSA), GIST, Kerzner International, Public Company Accounting Oversight Board, Queensland Rail,

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         Transportation Security Administration (TSA), Vertex Data Science PLC,
         and Vizzavi France.

    - ANNOUNCED LINUX SUPPORT ACROSS ENTIRE BUSINESS ANALYTICS PRODUCT FAMILY. At a time when Global 2000 companies are accelerating their adoption of Linux as a platform for enterprise applications, Informatica is the first business analytics vendor to offer a complete, end-to-end Linux solution for its full product stack - from integration to analytics.

    - ACHIEVED ALE CERTIFICATION FROM SAP AG. Informatica's data integration platform products received SAP certification for bi-directional data integration across the entire family of SAP(R) applications and the mySAP(TM) Business Suite. The Information data integration platform also renewed its SAP BW certification, enabling the migration of data sets and other ERP information into the SAP Business Information Warehouse (SAP BW) solution.

    - INTRODUCED MAJOR NEW RELEASE OF POWERANALYZER. Version 4 of Informatica's business intelligence platform features pioneering ease-of-use enhancements, finally delivering on the industry's long-standing promise to bring "BI to the masses." The result of an 18-month development process, PowerAnalyzer 4 delivers innovations that further extend the power of BI to the everyday user.

    - RECEIVED PRESTIGIOUS INDUSTRY DISTINCTIONS FOR POWERANALYZER. Informatica PowerAnalyzer was the only business intelligence product to receive a Crossroads 2003 A-List Award from Open Systems Advisors, Inc.
         (OSA). PowerAnalyzer was also the only business intelligence platform to be named a finalist for eWeek's Excellence Award 2003.

    - MAINTAINED TOP SPOT IN GARTNER'S ETL MAGIC QUADRANT. Continuing to recognize Informatica's market-leading data integration software, Gartner placed Informatica in the "Leaders" quadrant in its January 27, 2003 report on the ETL market.

         Informatica will be discussing its first quarter 2003 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast and replay of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing (719) 457-0820, reservation number 428620. The telephone replay will be available until 4:00 p.m. on Thursday, May 1, 2003.


ABOUT INFORMATICA

         Informatica Corporation (NASDAQ: INFA) is the leading provider of business analytics software that helps Global 2000 companies monitor and optimize the performance of key business operations across the enterprise. Using Informatica, companies can improve their operational efficiency, increase customer profitability and streamline supply chain

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operations. With more than 1,750 companies worldwide, Informatica provides organizations with business analytics products that span their end-to-end needs for data integration, data warehousing and business intelligence - whichever best suits their requirements and resources. For more information, call
1.650.385.5000 (1.800.970.1179 in the U.S.), or visit the Informatica Web site at www.informatica.com.

                                       ###

Note: Informatica and PowerAnalyzer are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

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                             INFORMATICA CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                   ---------------------
                                                                     2003         2002
                                                                   --------     --------
Revenues:
   License                                                         $ 23,581     $ 26,514
   Service                                                           24,967       22,013
                                                                   --------     --------
     Total revenues                                                  48,548       48,527

Cost of revenues:
   License                                                              587        1,386
   Service                                                            9,237        9,871
                                                                   --------     --------
     Total cost of revenues                                           9,824       11,257
                                                                   --------     --------

Gross profit                                                         38,724       37,270

Operating expenses:
   Research and development                                          11,340       11,911
   Sales and marketing                                               21,140       21,760
   General and administrative                                         5,396        4,797
   Amortization of stock-based compensation                              24           73
   Amortization of intangible assets                                    285          285
                                                                   --------     --------
     Total operating expenses                                        38,185       38,826
                                                                   --------     --------
Income (loss) from operations                                           539       (1,556)
Interest income and other, net                                        1,123        1,302
                                                                   --------     --------
Income (loss) before income taxes                                     1,662         (254)
Income tax provision                                                    493            -
                                                                   --------     --------
Net income (loss)                                                  $  1,169     $   (254)
                                                                   ========     ========

Net income (loss) per share:
   Basic and diluted                                               $   0.01     $  (0.00)
                                                                   ========     ========

Weighted shares used to compute net income (loss) per share:
   Basic                                                             80,530       78,963
                                                                   ========     ========
   Diluted                                                           83,159       78,963
                                                                   ========     ========

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                             INFORMATICA CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          MARCH 31,    DECEMBER 31,
                                                             2003          2002
                                                         -----------   ------------
                                                         (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents                               $122,875       $122,490
  Short-term investments                                   115,572        113,385
  Accounts receivable, net                                  22,822         29,982
  Prepaid expenses and other current assets                  7,603          8,680
                                                          --------       --------
     Total current assets                                  268,872        274,537

Property and equipment, net                                 45,255         47,370
Restricted cash                                             12,166         12,166
Goodwill and intangible assets, net                         30,506         30,791
Other assets                                                   316            330
                                                          --------       --------
     Total assets                                         $357,115       $365,194
                                                          ========       ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and other current liabilities          $ 38,678       $ 41,383
  Deferred revenue                                          51,287         51,702
  Accrued restructuring charges                              4,828          4,812
                                                          --------       --------
     Total current liabilities                              94,793         97,897

Accrued restructuring charges, less current portion         13,685         14,894

Stockholders' equity                                       248,637        252,403
                                                          --------       --------
     Total liabilities and stockholders' equity           $357,115       $365,194
                                                          ========       ========

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                             INFORMATICA CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                          ----------------------
                                                             2003         2002
                                                          ---------    ---------
OPERATING ACTIVITIES
Net income (loss)                                         $   1,169    $    (254)
Adjustments to reconcile net income
  (loss) to net cash provided by operating activities:
 Depreciation and amortization                                2,927        2,265
 Provision for doubtful accounts                                 96           96
 Amortization of stock-based compensation                        24           73
 Amortization of intangible assets                              285          285
 Gain on the sale of investments                                (18)        (154)
 Loss on disposal of property and equipment                       -           13
 Changes in operating assets and liabilities:
   Accounts receivable                                        7,064        1,085
   Prepaid expenses and other current assets                  1,077        3,283
   Other assets                                                  14          203
   Accounts payable and other current liabilities            (2,705)      (1,177)
   Accrued restructuring charges                             (1,193)      (1,370)
   Deferred revenue                                            (415)       2,877
                                                          ---------    ---------
     Net cash provided by operating activities                8,325        7,225
                                                          ---------    ---------

INVESTING ACTIVITIES
Purchases of property and equipment, net                       (812)      (3,249)
Purchases of investments                                    (44,808)     (71,122)
Sales and maturities of investments                          42,590       41,709
                                                          ---------    ---------
     Net cash used in investing activities                   (3,030)     (32,662)
                                                          ---------    ---------

FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of payments
 for repurchases                                              2,697        3,290
Repurchase and retirement of common stock                    (7,565)           -
                                                          ---------    ---------
     Net cash provided (used) by financing activities        (4,868)       3,290
                                                          ---------    ---------

Effect of foreign currency translation                          (42)         (26)
                                                          ---------    ---------
Increase (decrease) in cash and cash equivalents                385      (22,173)
Cash and cash equivalents at beginning of period            122,490      131,264
                                                          ---------    ---------
Cash and cash equivalents at end of period                $ 122,875    $ 109,091
                                                          =========    =========